Exhibit 10.1
PROMISSORY NOTE

$525,000	July 29, 2010
FOR VALUE RECEIVED, the undersigned, Emisphere Technologies, Inc., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of MHR Institutional Partners IIA LP and MHR Institutional Partners II LP (together, the “Creditor”), the principal sum of five hundred twenty-five thousand dollars ($525,000), with the entire principal balance due and payable on October 27, 2010 (the “Maturity Date”). The Maturity Date is subject to adjustment as set forth below. The obligations under this Note are secured by a security interest in substantially all the assets of the Maker pursuant to a Pledge and Security Agreement, dated as of September 26, 2005, as amended to date (the “Security Agreement”), other than the Bridge Loan Excluded Collateral, as such term is defined in the Security Agreement.
     Except as otherwise provided herein, the unpaid principal balance of this promissory note (the “Note”) outstanding from time to time shall bear interest at a rate of fifteen percent (15%) per annum. Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed.
     The unpaid principal amount of this Note and any interest thereon may be prepaid by Maker at any time in whole or from time to time in part. The unpaid principal amount of this Note and interest accrued thereon shall be paid in its entirety and the Maturity Date correspondingly accelerated to the date that is two (2) Business Days (as hereinafter defined) following the receipt, from and after the date hereof by Maker in cash of an aggregate of at least $1,000,000 of proceeds from (i) any debt or equity financing by the Maker, (ii) licensing or royalty or similar fees in connection with any new or existing business arrangement between the Maker and any third parties, or (iii) any other payments received by the Maker from third parties for whatever other reason. As used herein, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. After the Maturity Date (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate equal to eighteen percent (18%) per annum, calculated on the basis of a 360-day year times the actual number of days elapsed, until paid in full. Creditor may, at its option, apply the amount of any payment of principal or interest on account of this Note as consideration for the purchase of any securities that may, from time to time, be issued by the Maker to the Creditor for value.
     All payments shall first be applied to any interest then due, with the balance remaining applied to principal. Notwithstanding any provision contained herein or contained in any other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom, and in the event the interest rate is determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. To the extent any interest received by Creditor exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The Maker agrees to pay on demand all costs and expenses incurred by the holder hereof, including, without limitation, all reasonable attorneys’ fees and all court costs, for the collection and enforcement of this Note and the indebtedness evidenced hereby. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.
     All payments of principal, interest, fees and other amounts due hereunder shall be made by the Maker in U.S. Dollars by wire transfer to the account designated by the Creditor or by any other method approved in advance in writing by the Creditor.
     Notwithstanding anything to the contrary contained herein, this Note shall become immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the following:
     (i) (A) A court enters a decree or order for relief with respect to the Maker in an involuntary case under the U.S. Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Maker, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Maker, for all or a substantial part of the property of the Maker;
     (ii) (A) The Maker commences a voluntary case under the U.S. Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Maker makes any assignment for the benefit of creditors; or (C) the Board of Directors of the Maker adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this paragraph; or
     (iii) (A) Individuals who, as of the date of this Note, constitute the Board of Directors (the “Board”) of the Maker (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Note whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Maker as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Creditor and its affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Maker representing 50% or more of the combined voting power of the Maker’s then outstanding securities eligible to vote generally in the election of directors; and (C) the Maker sells or otherwise disposes of all or a substantial part of its assets in one transaction or in a series of related transactions or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other person or entity without the prior written consent of the Creditor.
     The obligations of the Maker to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder; and (c) agrees to be bound by all of the terms contained in this Note.
     ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, U.S.A. This Note is executed as, and shall have the effect of, a sealed instrument.
     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
     This Note may not be amended, supplemented, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Creditor. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Creditor. The Creditor may assign all or a portion of its rights or obligations under this Note without the prior written consent of the Maker.
     For purposes of any action or proceeding involving this Note, Maker hereby expressly consents to the exclusive jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. THE MAKER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS NOTE, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE MAKER AND THE CREDITOR.

     No delay or omission on the part of the holder in exercising any right hereunder (or any right under any instrument or agreement executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.
     All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:
(a) If to the Maker, to:
Emisphere Technologies, Inc.
240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927
Attention: Chief Executive Officer
Phone: (973) 532-8000
Fax: (973) 532-8115
Email: mnovinski@emisphere.com
with a copy to:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Phone: (617) 856-8377
Fax: (617) 289-0413
Email: tmaguire@brownrudnick.com
(b) If to the Creditor, to:
MHR Institutional Partners IIA LP
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com
with a copy to:

Dechert LLP
Avenue of the Americas
New York, NY 10036
Attn: Charles Weissman, Esq.
Derek Winokur, Esq
Phone: (212) 698-3500
Fax: (212) 698-3599
Email: Charles.Weissman@Dechert.com
Derek.Winokur@Dechert.com
     Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
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     WITNESS the hand and seal of the undersigned on the day and year first above written.

MAKER: EMISPHERE TECHNOLOGIES, INC.
By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Chief Financial Officer